Exhibit 99.1

Regal Entertainment Group Reports Results for Fiscal

Third Quarter 2012 and Declares Quarterly Dividend

Knoxville, Tennessee — October 25, 2012 — Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the United States, today announced fiscal third quarter 2012 results.

Total revenues for the third quarter ended September 27, 2012 were $692.9 million compared to total revenues of $743.6 million for the third quarter ended September 29, 2011.  Net income attributable to controlling interest in the third quarter of 2012 was $24.0 million compared to $25.0 million in the third quarter of 2011.  Diluted earnings per share was $0.15 for the third quarter of 2012 compared to $0.16 for the third quarter of 2011.  Adjusted diluted earnings per share(1) was $0.17 for the third quarter of 2012 compared to $0.19 for the third quarter of 2011.  Adjusted EBITDA(3) was $133.7 million for the third quarter of 2012 compared to $146.3 million for the third quarter of 2011. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Regal’s Board of Directors also today declared a cash dividend of $0.21 per Class A and Class B common share, payable on December 14, 2012, to stockholders of record on December 5, 2012.  The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors depending on available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows as well as other relevant factors.

“Our operating results continue to benefit from our focus on efficient operations as we achieved an Adjusted EBITDA margin of over 19% for the third consecutive quarter and our highest ever Adjusted EBITDA total for the first nine months of the year,” stated Amy Miles, CEO of Regal Entertainment Group. “Industry box office results for the first few weeks of the fourth quarter have been very strong and we are optimistic regarding the box office prospects for the upcoming holiday season.”

Forward-looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s 2011 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2012. All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:

Regal Entertainment Group management will conduct a conference call to discuss third quarter 2012 results on October 25, 2012 at 4:30 p.m. (Eastern Time).  Interested parties can listen to the call live on the Internet through the investor relations section of the Company’s Web site: www.REGmovies.com, or by dialing 877-407-0778 (Domestic) and 201-689-8565 (International). Please dial in to the call at least 5 - 10 minutes prior to the start of the call or go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software.  When prompted, ask for the Regal Entertainment Group conference call.  A replay of the call will be available beginning approximately two hours following the call.  Those interested in listening to the replay of the conference call should dial 877-660-6853 (Domestic) or 201-612-7415 (International) and enter account #286 and conference call ID #382612.  In addition, this press release and other pertinent statistical and financial information are available in the investor relations section of the Company’s Web site: www.REGmovies.com.

About Regal Entertainment Group:

Regal Entertainment Group (NYSE: RGC) operates the largest and most geographically diverse theatre circuit in the United States, consisting of 6,621 screens in 524 locations in 37 states and the District of Columbia as of September 27, 2012.  The Company operates theatres in 43 of the top 50 U.S. designated market areas. We believe that the size, reach and quality of the Company’s theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations.

Additional information is available on the Company’s Web site at www.REGmovies.com.

Financial Contact:

Kevin Mead

Regal Entertainment Group

Vice President Investor Relations and Planning

Kevin.Mead@regalcinemas.com

865-925-9685

Media Contact:

Ken Thewes

Regal Entertainment Group

Senior Vice President and Chief Marketing Officer

865-925-9539

Regal Entertainment Group

Consolidated Statements of Income Information

For the Fiscal Quarters and Three Quarters Ended 9/27/12 and 9/29/11

(in millions, except per share data)

(unaudited)

	Quarter Ended		Three Quarters Ended
	Sept. 27, 2012	Sept. 29, 2011	Sept. 27, 2012	Sept. 29, 2011
Revenues
Admissions	$471.0	$514.9	$1,439.8	$1,428.6
Concessions	187.3	197.2	559.9	548.7
Other operating revenues	34.6	31.5	101.4	90.5
Total revenues	692.9	743.6	2,101.1	2,067.8

Operating expenses
Film rental and advertising costs	247.6	273.5	749.7	742.8
Cost of concessions	25.5	26.9	75.2	74.7
Rent expense	95.9	95.5	285.3	286.0
Other operating expenses	185.2	195.7	546.0	561.0
General and administrative expenses (including share-based compensation of $2.4 and $2.2 for the quarters ended September 27, 2012 and September 29, 2011, respectively, and $7.0 and $6.3 for the three quarters ended September 27, 2012 and September 29, 2011, respectively)	16.1	16.9	48.7	49.7
Depreciation and amortization	45.0	48.0	137.6	149.8
Net loss on disposal and impairment of operating assets and other	3.9	6.0	6.4	16.1
Income from operations	73.7	81.1	252.2	187.7

Interest expense, net	32.3	37.2	102.8	113.8
Earnings recognized from NCM	(8.7)	(9.0)	(23.1)	(26.2)
Loss on extinguishment of debt	—	—	—	21.9
Other, net	10.5	13.3	(0.8)	17.5
Income before income taxes	39.6	39.6	173.3	60.7
Provision for income taxes	15.7	14.6	65.9	24.6
Net income	23.9	25.0	107.4	36.1
Noncontrolling interest, net of tax	0.1	—	0.1	0.1
Net income attributable to controlling interest	$24.0	$25.0	$107.5	$36.2

Diluted earnings per share	$0.15	$0.16	$0.69	$0.23
Adjusted diluted earnings per share(1)	$0.17	$0.19	$0.72	$0.39
Weighted average number of diluted shares outstanding(2)	155.1	154.5	154.9	154.5

Consolidated Summary Balance Sheet Information

(dollars in millions)

(unaudited)

	As of Sept. 27, 2012	As of Dec. 29, 2011

Cash and cash equivalents	$251.4	$253.0
Total assets	2,198.1	2,341.3
Total debt	2,000.0	2,016.3
Total stockholders’ deficit of Regal Entertainment Group	(550.7)	(570.9)

Operating Data

(unaudited)

	Quarter Ended		Three Quarters Ended
	Sept. 27, 2012	Sept. 29, 2011	Sept. 27, 2012	Sept. 29, 2011

Theatres at period end	524	528	524	528
Screens at period end	6,621	6,605	6,621	6,605
Average screens per theatre	12.6	12.5	12.6	12.5
Attendance (in thousands)	53,585	58,656	161,603	164,264
Average ticket price	$8.79	$8.78	$8.91	$8.70
Average concessions per patron	$3.50	$3.36	$3.46	$3.34

Reconciliation of EBITDA to Net Cash Provided by (Used in) Operating Activities

(dollars in millions)

(unaudited)

	Quarter Ended		Three Quarters Ended
	Sept. 27, 2012	Sept. 29, 2011	Sept. 27, 2012	Sept. 29, 2011

EBITDA	$117.0	$124.8	$413.8	$324.4
Interest expense, net	(32.3)	(37.2)	(102.8)	(113.8)
Provision for income taxes	(15.7)	(14.6)	(65.9)	(24.6)
Deferred income taxes	20.4	16.2	29.8	26.7
Changes in operating assets and liabilities	(114.3)	(76.6)	(114.6)	(64.1)
Loss on extinguishment of debt	—	—	—	21.9
Other items, net	17.7	25.0	21.4	49.7
Net cash provided by (used in) operating activities	$(7.2)	$37.6	$181.7	$220.2

Reconciliation of EBITDA to Adjusted EBITDA

(dollars in millions)

(unaudited)

	Quarter Ended		Three Quarters Ended
	Sept. 27, 2012	Sept. 29, 2011	Sept. 27, 2012	Sept. 29, 2011

EBITDA	$117.0	$124.8	$413.8	$324.4
Net loss on disposal and impairment of operating assets and other	3.9	6.0	6.4	16.1
Share-based compensation expense	2.4	2.2	7.0	6.3
Loss on extinguishment of debt	—	—	—	21.9
Noncontrolling interest, net of tax and other, net	10.4	13.3	(0.9)	17.4
Adjusted EBITDA(3)	$133.7	$146.3	$426.3	$386.1

Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow

(dollars in millions)

(unaudited)

	Quarter Ended		Three Quarters Ended
	Sept. 27, 2012	Sept. 29, 2011	Sept. 27, 2012	Sept. 29, 2011

Net cash provided by (used in) operating activities	$(7.2)	$37.6	$181.7	$220.2
Capital expenditures	(27.8)	(17.3)	(63.1)	(57.4)
Proceeds from asset sales	0.1	0.1	1.1	13.0
Free cash flow(3)	$(34.9)	$20.4	$119.7	$175.8

Reconciliation of Net Income Attributable to Controlling Interest to Adjusted Diluted Earnings Per Share

(dollars in millions, except per share data)

(unaudited)

	Quarter Ended		Three Quarters Ended
	Sept. 27, 2012	Sept. 29, 2011	Sept. 27, 2012	Sept. 29, 2011

Net income attributable to controlling interest	$24.0	$25.0	$107.5	$36.2
Loss on extinguishment of debt, net of related tax effects	—	—	—	13.6
Net loss on disposal and impairment of operating assets and other, net of related tax effects	2.4	3.7	3.9	9.8
Net income attributable to controlling interest, excluding loss on extinguishment of debt, net of related tax effects and net loss on disposal, impairment of operating assets, net of related tax effects	$26.4	$28.7	$111.4	$59.6

Weighted average number of diluted shares outstanding(2)	155.1	154.5	154.9	154.5
Adjusted diluted earnings per share(1)	$0.17	$0.19	$0.72	$0.39
Diluted earnings per share	$0.15	$0.16	$0.69	$0.23

(1)          We have included adjusted diluted earnings per share, which is diluted earnings per share excluding loss on extinguishment of debt, net of related tax effects and net loss on disposal and impairment of operating assets and other, net of related tax effects, because we believe it provides investors with a useful industry comparative and is a financial measure used by management to assess the performance of our Company.

(2)          Represents reported weighted average number of diluted shares outstanding for purposes of computing diluted earnings per share and adjusted diluted earnings per share for the quarters and three quarters ended September 27, 2012 and September 29, 2011.

(3)          Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization expense, net loss on disposal and impairment of operating assets and other, share-based compensation expense, loss on extinguishment of debt and noncontrolling interest, net of tax and other, net) was approximately $133.7 million for the quarter ended September 27, 2012.  We believe EBITDA, Adjusted EBITDA and Free Cash Flow provide useful measures of cash flows from operations for our investors because EBITDA, Adjusted EBITDA and Free Cash Flow are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the liquidity of our Company.  EBITDA, Adjusted EBITDA and Free Cash Flow are not measurements of liquidity under U.S. generally accepted accounting principles and should not be considered in isolation or construed as a substitute for other operations data or cash flow data prepared in accordance with U.S. generally accepted accounting principles for purposes of analyzing our liquidity.  In addition, not all funds depicted by EBITDA, Adjusted EBITDA and Free Cash Flow are available for management’s discretionary use.  For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company’s 2011 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2012.  EBITDA, Adjusted EBITDA and Free Cash Flow, as calculated, may not be comparable to similarly titled measures reported by other companies.